Investor Contact:
Erica Abrams, The Blueshirt Group for Borland
415.217.7722
erica@blueshirtgroup.com

Media Contact:
Aaron Feigin
408.863.2409
aaron.feigin@borland.com

Borland Delivers Double Digit Year-over-Year Revenue Growth

Company Closes Record Number of Million Dollar Wins

SCOTTS VALLEY, Calif.--October 21, 2004--Borland Software Corporation (Nasdaq:BORL), the global leader in platform-independent solutions for software delivery optimization, today announced financial results for its third quarter of 2004.

Revenues for the third quarter of 2004 were $77.6 million, up 10% from $70.6 million reported in the third quarter of 2003. GAAP net loss for the third quarter of 2004 narrowed to $160,000, or $(0.00) per share, as compared to a GAAP net loss of $12.2 million, or ($0.15) per share, reported in the third quarter of 2003.

On a Non-GAAP basis, net income for the third quarter of 2004 increased to $7.5 million, or $0.09 per diluted share, as compared to net income of $148,000, or $0.00 per diluted share, reported in the third quarter of 2003.

Also on a Non-GAAP basis, Borland generated operating income of $9.4 million and delivered operating margins of 12.1%. This represents a significant increase over Non-GAAP operating income of $1.1 million and operating margins of 1.6% reported in the third quarter of 2003.

"We are pleased with our financial results for the third quarter, as we continued to improve our solution selling, converted design wins into major, multi-product ALM engagements, and extended and deepened our relationships with customers and partners," said Borland's president and chief executive officer, Dale L. Fuller. "In our first three quarters this year, we have completed 18 transactions greater than $1 million, as compared to nine transactions greater than $1 million for all of 2003."

"In the third quarter, we were successful at increasing the leverage in our sales model and achieving additional operating efficiencies," said Borland's senior vice president and chief financial officer, Kenneth R. Hahn. "We continue to make decisions that are steadily moving Non-GAAP operating margins toward our goal of 15% in the fourth quarter. We remain focused on further improving sales execution and enhancing our overall go-to-market effectiveness as we more closely coordinate sales, marketing, services and products to provide our customers with real solutions for their development and infrastructure needs. We are committed to driving additional growth and expanding our market opportunity over the long-term."

In calculating Non-GAAP net income and operating income, Borland utilizes a financial measure of operating income, net income and net income per share that exclude as applicable restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and the related tax benefit, as applicable. Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook
Management provided the following financial guidance:

For the quarter ending December 31, 2004, on a GAAP basis:

•	The company expects revenues will be in the range of $80 to $85 million.
•	Forecast earnings per share should be in the range of $0.04 to $0.06.

For the quarter ending December 31, 2004, on a Non-GAAP basis:

•	Forecast earnings per share should be in the range of $0.09 to $0.11.

The following table shows our Non-GAAP anticipated results for the quarter ending December 31, 2004 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude amortization of intangible assets and acquisition-related expenses.

	Estimated per Share
	Low	High
	(unaudited)
GAAP net income	$ 0.04	$0.06
Aggregate amortization of intangible assets and acquisition-related expenses(1)	0.05	0.05
Non-GAAP net income	$ 0.09	$ 0.11

     (1) Includes $0.04 for amortization of intangible assets and $0.01 for acquisition-related expenses.

Earnings Conference Call Information
Borland Software Corporation's third quarter 2004 teleconference and simultaneous Webcast is scheduled to begin at 2:30 p.m. PT, on Thursday, October 21, 2004. To access the live Webcast, please visit the Investor Relations section of Borland's website. A replay will be available approximately two hours after the conference call ends and will be available through midnight November 4, 2004. The replay number is (800) 405-2236 or (303) 590-3000, with passcode 11011407. Separately, the archived Webcast will be available on our website.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland uses calculations of Non-GAAP operating income, net income and net income per share, which exclude as applicable restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and the related tax benefit, to evaluate its ongoing operations and to allocate resources within the organization.

Borland's management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland's operating results in a manner that focuses on what management believes to be Borland's ongoing business operations. Management believes that the inclusion of Non-GAAP financial measures provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland's industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland's management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP financial measures of operating income, net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland's business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP operating income, net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland's management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland's management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of operating income and net income that exclude these charges to have a better understanding of the overall performance of Borland's ongoing business operations and its performance in the periods presented. In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland's ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland's ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provide management with information valuable to allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland's ongoing operations.

About Borland
Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in platform independent solutions for software delivery optimization. The company provides the software and services that align the teams, technology and processes required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Borland's strategic focus, near-term and long-term outlook and anticipated financial performance in the coming quarter. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; our ability to integrate new members of our executive management and sales management teams; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; market acceptance of new or enhanced products or services developed, marketed or sold by us; delays in product shipments and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, Borland's 2003 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

(TABLES TO FOLLOW)

###

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$ 210,256	$ 202,646
Accounts receivable, net	55,041	54,989
Property and equipment, net	16,696	20,377
Goodwill and acquired intangibles	199,074	210,055
Other assets	20,582	23,722
Total assets	$ 501,649	$ 511,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred revenues	$ 50,504	$ 48,330
Other current liabilities	78,346	82,735

Total current liabilities	128,850	131,065
Other long-term liabilities	12,138	12,856

Stockholders' equity	360,661	367,868

Total liabilities and stockholders' equity	$ 501,649	$ 511,789

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues
Licenses and other	$ 53,063	$ 51,531	$ 158,017	$ 164,961
Services	24,585	19,042	69,016	56,252

Total revenues	77,648	70,573	227,033	221,213

Cost of revenues
Licenses and other	2,172	3,433	6,646	9,544
Services	6,255	6,967	18,058	20,890
Amortization of acquired intangibles	2,388	4,595	7,324	13,664
Total cost of revenues	10,815	14,995	32,028	44,098

Gross profit	66,833	55,578	195,005	177,115

Operating expenses
Research and development	17,304	17,781	51,290	55,727
Selling, general and administrative	42,502	41,264	125,296	129,633
Restructuring, amortization of other intangibles and acquisition-related expenses	5,283	8,245	8,236	25,558
Total operating expenses	65,089	67,290	184,822	210,918

Operating income (loss)	1,744	(11,712)	10,183	(33,803)

Interest income, net and other	764	777	787	2,900
Income (loss) before taxes	2,508	(10,935)	10,970	(30,903)
Provision for income taxes	2,668	1,257	7,571	3,950
Net income (loss)	$ (160)	$ (12,192)	$ 3,399	$ (35,853)

Net income (loss) per share -- Basic	$ (0.00)	$ (0.15)	$ 0.04	$ (0.44)
Net income (loss) per share -- Diluted	$ (0.00)	$ (0.15)	$ 0.04	$ (0.44)
Shares used in computing basic net income (loss) per share	80,114	80,858	80,434	80,105
Shares used in computing diluted net income (loss) per share	80,114	80,858	81,867	80,105

BORLAND SOFTWARE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues
Licenses and other	$ 53,063	$ 51,531	$ 158,017	$ 164,961
Services	24,585	19,042	69,016	56,252

Total revenues	77,648	70,573	227,033	221,213
Cost of revenues
Licenses and other	2,172	3,433	6,646	9,544
Services	6,255	6,967	18,058	20,890
Amortization of acquired intangibles	--	--	--	--
Total cost of revenues	8,427	10,400	24,704	30,434

Gross profit	69,221	60,173	202,329	190,779

Operating expenses
Research and development	17,304	17,781	51,290	55,727
Selling, general and administrative	42,502	41,264	125,296	129,633
Restructuring, amortization of other intangibles and acquisition-related expenses	--	--	--	--
Total operating expenses	59,806	59,045	176,586	185,360

Operating income	9,415	1,128	25,743	5,419
Interest income, net and other	764	277	787	2,400
Income before taxes	10,179	1,405	26,530	7,819
Provision for income taxes (1)	2,647	1,257	7,715	3,950
Net income	$ 7,532	$ 148	$ 18,815	$ 3,869

Net income per share -- Basic	$ 0.09	$ 0.00	$ 0.23	$ 0.05
Net income per share -- Diluted	$ 0.09	$ 0.00	$ 0.23	$ 0.05
Shares used in computing basic net income per share	80,114	80,858	80,434	80,105
Shares used in computing diluted net income per share	81,152	82,778	81,867	82,522

     (1)  For the three and nine months ended September 30, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments. For the three and nine months ended September 30, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis.

Reconciliations

In calculating Non-GAAP operating income, net income and net income per share, Borland utilizes a Non-GAAP financial measure. Investors are encouraged to review the reconciliation of Non-GAAP operating income, net income and net income per share to the most directly comparable GAAP measures as provided below.

RECONCILIATION OF NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in thousands, unaudited)
GAAP operating income (loss)	$ 1,744	$ (11,712)	$ 10,183	$ (33,803)
Restructuring	3,542	3,652	2,865	8,975
Amortization of intangible assets	3,551	5,768	10,841	16,994
Acquisition-related expenses	578	3,420	1,854	8,653
In-process research and development	--	--	--	4,600

Non-GAAP operating income	$ 9,415	$ 1,128	$ 25,743	$ 5,419

RECONCILIATION OF NON-GAAP NET INCOME AND NET INCOME PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in thousands, except per share data, unaudited)
GAAP net income (loss)	$ (160)	$ (12,192)	$ 3,399	$ (34,853)
Restructuring	3,542	3,652	2,865	8,975
Amortization of intangible assets	3,551	5,768	10,841	16,994
Acquisition-related expenses	578	3,420	1,854	8,653
In-process research and development	--	--	--	4,600
Gain on investment	--	(500)	--	(500)
Tax effect on Non-GAAP items (1)	21	--	(144)	--
Non-GAAP net income
Non-GAAP net income	$ 7,532	$ 148	$ 18,815	$ 3,869
Basic Non-GAAP net income per share	$ 0.09	$ 0.00	$ 0.23	$ 0.05
Shares used in computing basic net income per share	80,114	80,858	80,434	80,105
Diluted Non-GAAP net income per share	$ 0.09	$ 0.00	$ 0.23	$ 0.05
Shares used in computing diluted net income per share	81,152	82,778	81,867	82,522

     (1)  For the three and nine months ended September 30, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments. For the three and nine months ended September 30, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis.